EXHIBIT 99

                   MB Financial, Inc.
                   800 West Madison Street
                   Chicago, Illinois 60607
                   (888) 422-6562
                   NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS DECREASE IN PROVISION AND NON-PERFORMING LOANS, STRONG CORE PRE-TAX, PRE-PROVISION EARNINGS, STRONG CAPITAL POSITION

CHICAGO, April 27, 2011 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today first quarter results for 2011.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $6.9 million and net income available to common stockholders of $4.3 million for the first quarter of 2011 compared to net income of $947 thousand and net loss available to common stockholders of $1.6 million for the first quarter of 2010, and net income of $3.2 million and net income available to common stockholders of $595 thousand for the fourth quarter of 2010.

Key items for the quarter were as follows:

Credit Quality – Decreased Provision for Loan Losses, Non-Performing Loans, and Non-Performing Assets:
•
Our provision for loan losses was $40.0 million for the first quarter of 2011, while our net charge-offs were $53.8 million.  For the fourth quarter of 2010, our provision for loan losses and net charge-offs were $49.0 million and $50.7 million, respectively.

•
Our non-performing loans were $318.9 million or 5.01% of total loans as of March 31, 2011, a decrease of $43.5 million from $362.4 million at December 31, 2010.  Our allowance for loan losses to non-performing loans was 55.94% as of March 31, 2011 and 53.03% as of December 31, 2010.  Including partial charge-offs, our allowance for loan losses to non-performing loans was 70.46% as of March 31, 2011 and 67.66% as of December 31, 2010.

•	Our non-performing assets were $399.2 million or 3.96% of total assets as of March 31, 2011, a decrease from $434.0 million or 4.21% of total assets as of December 31, 2010.
•	Our allowance for loan losses to total loans was 2.80% as of March 31, 2011, compared to 2.90% as of December 31, 2010.

Core Pre-Tax, Pre-Provision Earnings Remain Strong:
•
Core pre-tax, pre-provision earnings to risk-weighted assets ratio was 2.81%, or $45.5 million, for the first quarter of 2011, up from 2.41%, or $42.0 million, for the same period in 2010.  Core pre-tax, pre-provision earnings decreased from 3.08%, or $52.5 million, from the fourth quarter of 2010.  The decrease from the fourth quarter of 2010 was primarily a result of lower net interest income due to lower loan balances, lower lease income compared to a strong fourth quarter, and lower accretion of FDIC indemnification asset.

•
Net interest income on a fully tax equivalent basis increased to $84.8 million, or by 1.7%, compared to $83.4 million for the first quarter of 2010.  Net interest income on a fully tax equivalent basis decreased $2.4 million, or 2.8%, compared to the fourth quarter of 2010.  Net interest income was negatively impacted by high levels of near cash liquidity.  The high liquidity level reflects our cautiousness in reinvesting cash in the current low interest rate environment.

•
Net interest margin on a fully tax equivalent basis increased to 3.88% from 3.67% in the first quarter of 2010 and from 3.83% in the fourth quarter of 2010 primarily due to a decrease in cost of funds.

•	Core other income increased 26.7% to $29.0 million compared to $22.9 million for the first quarter of 2010. Core other income decreased $2.9 million, or 9.2%, compared to the fourth quarter of 2010.

Strong Capital Position:
•
MB Financial Bank significantly exceeds the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At March 31, 2011, MB Financial, Inc.’s total risk-based capital ratio was 18.33%, Tier 1 capital to risk-weighted assets ratio was 16.31%, Tier 1 capital to average asset ratio was 11.00% and Tier 1 common capital to risk-weighted assets was 11.01%, compared with 17.75%, 15.75%, 10.66% and 10.61%, respectively, as of December 31, 2010.  As of March 31, 2011, total capital was approximately $548.1 million in excess of the “Well-Capitalized” threshold, compared with $524.9 million as of December 31, 2010. Our tangible common equity to tangible assets ratio was 7.73% at March 31, 2011, compared to 7.47% at December 31, 2010.  Our tangible common equity to risk-weighted assets ratio was 11.36% at March 31, 2011, compared to 10.94% at December 31, 2010.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis increased $1.4 million from the first quarter of 2010 and decreased by $2.4 million from the fourth quarter of 2010 to the first quarter of 2011.  Our net interest margin, on a fully tax equivalent basis, was 3.88% for the first quarter of 2011 compared to 3.83% in the fourth quarter of 2010 and 3.67% in the first quarter of 2010.  The margin increase from the first and fourth quarters of 2010 was primarily due to a decrease in our average cost of funds as a result of an improved deposit mix, downward repricing of interest-bearing deposits and interest recorded on loans that returned to accrual status during the first quarter of 2011.  Net interest income was negatively impacted by high levels of liquidity.  The high liquidity level reflects our cautiousness in reinvesting cash in the current low interest rate environment.

Our non-performing loans reduced net interest margin during the first quarter of 2011, the fourth quarter of 2010 and the first quarter of 2010 by approximately 19 basis points, 23 basis points and 18 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Core other income:
Loan service fees	$1,126	$1,532	$1,659	$2,042	$1,284
Deposit service fees	10,069	9,920	10,705	9,461	8,848
Lease financing, net	5,783	7,185	5,022	5,026	4,620
Brokerage fees	1,419	1,231	1,407	1,129	1,245
Trust and asset management fees	4,431	4,243	3,923	3,536	3,335
Increase in cash surrender value of life insurance	968	930	1,209	706	671
Accretion of FDIC indemnification asset	1,831	3,009	3,602	3,067	-
Other operating income	3,347	3,857	2,406	2,872	2,869
Total core other income	28,974	31,907	29,933	27,839	22,872

Non-core other income: (1)
Net gain (loss) on sale of investment securities	(3)	(4)	9,482	2,304	6,866
Net gain(loss) on sale of other assets	357	419	299	(99)	11
Net gain (loss) recognized on other real estate owned (A)	(369)	(1,656)	(3,608)	52	(3,299)
Net loss recognized on other real estate owned related to FDIC transactions (A)	(3)	(468)	(305)	-	-
Acquisition related gains	-	-	-	62,649	-
Increase (decrease) in market value of assets held in trust deferred compensation (A)	187	597	(3)	(39)	7
Total non-core other income	169	(1,112)	5,865	64,867	3,585

Total other income	$29,143	$30,795	$35,798	$92,706	$26,457

(1)	Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.

Core other income decreased by $2.9 million from the fourth quarter of 2010 to the first quarter of 2011.  Net lease financing income decreased mainly as a result of a decrease in the sales of third party equipment maintenance contracts.  Lease financing income was strong in the fourth quarter of 2010.  Accretion of indemnification asset decreased as expected due to a corresponding decrease in the indemnification asset balance during the first quarter of 2011.  The increase in non-core other income was mainly a result of fewer impairments and losses recognized on other real estate owned (“OREO”) in the first quarter of 2011.

Core other income increased by $6.1 million from the first quarter of 2010 to the first quarter of 2011.  Core deposit service fees increased primarily due to an increase in treasury fees.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance contracts.  Core trust and asset management fees increased primarily due to an increase in assets under management as a result of organic growth and an increase in the market value of assets under management.  The Broadway Bank and New Century Bank FDIC-assisted transactions resulted in increased accretion on the corresponding indemnification asset.  Prior year accretion related to the Heritage Bank and Benchmark Bank transactions was not significant.  Other income increased primarily due to higher ATM and debit card fees.   Non-core other income decreased in the first quarter of 2011 compared to the first quarter of 2010 as a result of lower gains on sales of investment securities, partially offset by fewer impairments and losses on OREO compared to the first quarter of 2010.

Other Expense (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Core other expense:
Salaries and employee benefits	$37,260	$35,802	$37,427	$37,143	$33,415
Occupancy and equipment expense	9,394	7,938	8,800	8,928	9,179
Computer services expense	2,618	2,445	2,654	3,322	2,528
Advertising and marketing expense	1,719	1,573	1,620	1,639	1,633
Professional and legal expense	1,225	1,718	1,637	1,370	1,078
Brokerage fee expense	328	448	596	420	462
Telecommunication expense	935	819	975	964	908
Other intangibles amortization expense	1,425	1,632	1,567	1,505	1,510
FDIC insurance premiums	3,428	3,930	3,873	3,833	3,964
Other real estate expense, net	398	858	734	417	685
Other operating expenses	6,947	6,855	6,598	6,530	6,282
Total core other expense	65,677	64,018	66,481	66,071	61,644

Non-core other expense: (1)
Branch impairment charges	1,000	-	-	-	-
Increase (decrease) in market value of assets held in trust for deferred compensation (A)	187	597	(3)	(39)	7
Total non-core other expense	1,187	597	(3)	(39)	7

Total other expense	$66,864	$64,615	$66,478	$66,032	$61,651

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense increased by $1.7 million from the fourth quarter of 2010 to the first quarter of 2011.  Salaries and employee benefits increased mainly due to an increase in payroll taxes and healthcare expense for the quarter.  Occupancy and equipment expense increased as a result of increased property taxes, higher maintenance costs and snow removal expenses.  Professional and legal expense decreased during the first quarter of 2011 as a result of lower loan remediation expenses.  Other real estate expense decreased as a result of an increase in OREO rental income and lower property maintenance expense.  Non-core other expense was primarily impacted by a $1.0 million fixed asset impairment charge incurred in the first quarter of 2011 caused by our decision to close a branch.

Core other expense increased by $4.0 million from the first quarter of 2010.  Salaries and employee benefits expense increased due to problem loan remediation staff added throughout the prior year as well as staff added through the FDIC-assisted transactions completed in the second quarter of 2010.  FDIC insurance premiums decreased due to lower deposit balances.  As noted above, non-core other expense was primarily impacted by a $1.0 million fixed asset impairment charge.

Income Taxes

The Company had an income tax benefit of $2.5 million for the three months ended March 31, 2011.  Approximately $2.1 million of the income tax benefit recognized was due to an increase in deferred tax assets as a result of the Illinois corporate income tax rate increase which was enacted in the first quarter of 2011.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2011		2010		2010		2010		2010
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,154,451	18%	$1,206,984	18%	$1,291,115	19%	$1,315,899	19%	$1,378,873	21%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,038,507	16%	1,053,446	16%	1,019,083	15%	992,301	14%	960,470	15%
Commercial real estate	2,084,651	33%	2,176,584	33%	2,259,708	33%	2,378,272	34%	2,409,078	38%
Construction real estate	356,579	6%	423,339	6%	445,881	6%	496,732	7%	558,615	9%
Total commercial related credits	4,634,188	73%	4,860,353	73%	5,015,787	73%	5,183,204	74%	5,307,036	83%
Other loans:
Residential real estate	335,423	5%	328,482	5%	328,985	5%	321,665	5%	302,308	5%
Indirect motorcycle	163,301	3%	161,761	2%	166,163	2%	164,269	2%	158,207	2%
Indirect automobile	11,757	0%	13,903	1%	15,928	0%	17,914	0%	20,437	1%
Home equity	371,108	6%	381,662	6%	386,866	6%	389,298	6%	401,570	6%
Consumer loans	74,585	1%	59,320	1%	76,219	1%	73,436	1%	70,247	1%
Total other loans	956,174	15%	945,128	15%	974,161	14%	966,582	14%	952,769	15%
Gross loans excluding covered loans	5,590,362	88%	5,805,481	88%	5,989,948	87%	6,149,786	88%	6,259,805	98%
Covered loans (1)	777,634	12%	812,330	12%	859,038	13%	879,909	12%	155,051	2%
Gross loans	6,367,996	100%	6,617,811	100%	6,848,986	100%	7,029,695	100%	6,414,856	100%
Allowance for loan losses	(178,410)		(192,217)		(193,926)		(195,612)		(177,787)
Net loans	$6,189,586		$6,425,594		$6,655,060		$6,834,083		$6,237,069

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

The increase in covered loans from March 31, 2010 to June 30, 2010 was due to the Broadway Bank and New Century Bank FDIC-assisted transactions.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below) and OREO related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Non-performing loans:
Non-accrual loans(1)	$318,923	$362,441	$392,477	$343,838	$323,017
Loans 90 days or more past due, still accruing interest	-	1	115	-	150
Total non-performing loans	318,923	362,442	392,592	343,838	323,167

OREO	80,107	71,476	59,114	43,988	41,589
Repossessed vehicles	139	82	321	191	250
Total non-performing assets	$399,169	$434,000	$452,027	$388,017	$365,006

Total allowance for loan losses (2)	178,410	192,217	193,926	195,612	177,787
Partial charge-offs taken on non-performing loans	156,692	163,972	171,549	142,872	95,960
Allowance for loan losses, including partial charge-offs	$335,102	$356,189	$365,475	$338,484	$273,747

Accruing restructured loans(3)	$22,177	$22,543	$12,226	$10,940	$-

Total non-performing loans to total loans	5.01%	5.48%	5.73%	4.89%	5.04%
Total non-performing assets to total assets	3.96%	4.21%	4.26%	3.64%	3.58%
Allowance for loan losses to non-performing loans	55.94%	53.03%	49.40%	56.89%	55.01%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken	70.46%	67.66%	64.78%	69.55%	65.31%

(1)	Includes $55.3 million of restructured loans on non-accrual status at March 31, 2011.
(2)	Includes $12.7 million for credit losses on unfunded commitments at March 31, 2011.
(3)	Accruing restructured loans at March 31, 2011 consists primarily of commercial and commercial real estate loans that have been modified and are performing in accordance with those modified terms.

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), as of the dates indicated (dollar amounts in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

30 - 59 Days Past Due	$23,912	$9,386	$19,302	$26,491	$17,239
60 - 89 Days Past Due	4,049	5,073	6,011	3,746	1,653
	$27,961	$14,459	$25,313	$30,237	$18,892

Approximately $11.0 million of performing loans past due are classified as potential problem loans (defined below) as of March 31, 2011, compared to $1.7 million as of December 31, 2010.

The following table represents a summary of OREO, excluding OREO related to FDIC-assisted transactions (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

Balance at the beginning of quarter	$71,476	$59,114	$43,988	$41,589	$36,711
Transfers in at fair value less estimated costs to sell	25,167	27,170	21,383	4,967	10,438
Fair value adjustments	(1,314)	(1,562)	(3,429)	-	(2,795)
Net (losses) gains on sales of OREO	945	(94)	(179)	52	(504)
Cash received upon disposition	(16,167)	(13,152)	(2,649)	(2,620)	(2,261)
Balance at the end of quarter	$80,107	$71,476	$59,114	$43,988	$41,589

The following table presents data related to non-performing loans, by dollar amount and category at March 31, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$-	2	$25,195	1	$17,328	$-	$42,523
$5.0 million to $9.9 million	2	16,245	3	16,597	2	18,312	-	51,154
$1.5 million to $4.9 million	3	5,827	13	42,055	19	50,748	1,575	100,205
Under $1.5 million	47	18,210	29	13,998	158	66,366	26,467	125,041
	52	$40,282	47	$97,845	180	$152,754	$28,042	$318,923

Percentage of individual loan category		1.84%		27.44%		7.33%	2.93%	5.01%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		46%		47%		32%

The following table presents data related to non-performing loans, by dollar amount and category at December 31, 2010 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount
$10.0 million or more	-	$-	2	$29,695	2	$34,423	$-	$64,118
$5.0 million to $9.9 million	3	23,683	5	29,791	3	20,102	-	73,576
$1.5 million to $4.9 million	6	14,005	13	41,313	15	41,720	3,272	100,310
Under $1.5 million	45	14,880	30	21,278	144	62,619	25,661	124,438
	54	$52,568	50	$122,077	164	$158,864	$28,933	$362,442

Percentage of individual loan category		2.33%		28.84%		7.30%	3.06%	5.48%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		44%		47%		32%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $307.4 million, or 4.83% of total loans, as of March 31, 2011, compared to $291.7 million, or 4.41% of total loans, as of December 31, 2010.  Our potential problem loans would have decreased during the first quarter; however, approximately $29 million in loans were upgraded from nonperforming to potential problem status.

“Purchased credit-impaired loans” refer to certain loans acquired in FDIC-assisted transactions, for which deterioration in credit quality occurred before the Company’s acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.  No allowance for loan losses has been recorded for these loans as of March 31, 2011.

The following table displays information on commercial real estate loans by risk category and type, excluding covered loans, at March 31, 2011 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$3,626	36%	$3,920	22%	$59,174	2%	$66,720	5%
Healthcare	4,181	15%	-	0%	183,519	2%	187,700	3%
Industrial	49,435	29%	77,728	21%	373,631	2%	500,794	8%
Multifamily	26,421	40%	48,026	22%	377,688	2%	452,135	7%
Office	12,514	55%	39,003	22%	149,499	2%	201,016	12%
Other	34,530	18%	24,531	19%	160,217	2%	219,278	6%
Retail	22,047	34%	63,160	18%	371,801	2%	457,008	6%
	$152,754	32%	$256,368	20%	$1,675,529	2%	$2,084,651	7%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

The following table sets forth information on commercial real estate loans by risk category and type, excluding covered loans, at December 31, 2010 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$177	36%	$7,147	20%	$58,218	1%	$65,542	4%
Healthcare	-	-	4,899	15%	199,349	2%	204,248	2%
Industrial	36,426	25%	88,252	17%	398,703	2%	523,381	7%
Multifamily	30,344	40%	47,318	19%	383,116	2%	460,778	7%
Office	9,959	44%	49,035	18%	158,585	4%	217,579	10%
Other	35,101	16%	23,914	18%	171,697	2%	230,712	6%
Retail	46,857	39%	43,264	18%	384,223	2%	474,344	9%
	$158,864	32%	$263,829	18%	$1,753,891	2%	$2,176,584	7%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

The following table sets forth information on commercial real estate loans by risk category and type, excluding covered loans, at September 30, 2010 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$785	7%	$7,204	18%	$54,264	1%	$62,253	3%
Healthcare	-	-	4,915	13%	194,521	2%	199,436	2%
Industrial	29,242	19%	86,034	16%	440,625	2%	555,901	5%
Multifamily	38,669	28%	66,221	13%	373,394	1%	478,284	6%
Office	15,933	38%	41,374	16%	165,720	1%	223,027	8%
Other	34,504	13%	33,982	12%	177,652	1%	246,138	5%
Retail	60,992	32%	51,004	14%	382,673	2%	494,669	8%
	$180,125	27%	$290,734	14%	$1,788,849	2%	$2,259,708	6%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

The following table sets forth trend information for construction real estate loans by risk category, excluding covered loans, for the past five quarters (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Total construction loans as of March 31, 2011	$97,845	47%	$45,026	19%	$213,708	3%	$356,579	23%

Total construction loans as of December 31, 2010	$122,077	47%	$64,303	14%	$236,959	3%	$423,339	22%

Total construction loans as of September 30, 2010	$130,422	48%	$95,256	16%	$220,203	3%	$445,881	23%

Total construction loans as of June 30, 2010	$176,531	44%	$97,162	17%	$223,039	3%	$496,732	24%

Total construction loans as of March 31, 2010	$177,292	39%	$121,743	17%	$259,580	4%	$558,615	20%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on loans with balances outstanding have been added back to both reserves and outstanding balance.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Balance at the beginning of period	$192,217	$193,926	$195,612	$177,787	$177,072
Provision for loan losses	40,000	49,000	65,000	85,000	47,200
Charge-offs:
Commercial loans	(3,151)	(9,141)	(11,362)	(30,211)	(7,363)
Commercial loans collateralized by assignment of lease payments (lease loans)	-	(43)	(418)	(917)	(333)
Commercial real estate loans	(29,775)	(27,360)	(25,265)	(15,002)	(12,201)
Construction real estate	(21,094)	(17,136)	(29,120)	(22,992)	(25,285)
Residential real estate	(3,562)	(1,363)	(1,500)	(4)	(459)
Indirect vehicle	(718)	(968)	(503)	(611)	(1,117)
Home equity	(1,907)	(1,364)	(1,369)	(1,271)	(628)
Consumer loans	(544)	(428)	(600)	(202)	(525)
Total charge-offs	(60,751)	(57,803)	(70,137)	(71,210)	(47,911)
Recoveries:
Commercial loans	2,565	3,842	1,900	2,322	724
Commercial loans collateralized by assignment of lease payments (lease loans)	66	26	62	96	-
Commercial real estate loans	1,534	800	907	177	186
Construction real estate	2,026	1,672	330	1,055	113
Residential real estate	7	127	7	9	41
Indirect vehicle	325	286	232	344	301
Home equity	48	250	11	31	59
Consumer loans	373	91	2	1	2
Total recoveries	6,944	7,094	3,451	4,035	1,426

Total net charge-offs	(53,807)	(50,709)	(66,686)	(67,175)	(46,485)

Balance (1)	$178,410	$192,217	$193,926	$195,612	$177,787

Total loans, excluding loans held for sale	$6,367,996	$6,617,811	$6,848,986	$7,029,695	$6,414,856
Average loans, excluding loans held for sale	$6,460,509	$6,723,840	$6,939,415	$6,925,140	$6,441,625

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.80%	2.90%	2.83%	2.78%	2.77%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	3.38%	2.99%	3.81%	3.89%	2.93%

(1)	Includes $12.7 million for credit losses on unfunded commitments at March 31, 2011.

Our allowance for loan losses is comprised of three elements: a general loss reserve; a specific reserve for impaired loans; and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses as of March 31, 2011 and December 31, 2010 (in thousands):

	March 31,	December 31,
	2011	2010

General loss reserve	$126,423	$126,435
Specific reserve	38,054	51,826
Smaller-balance homogenous loans reserve	13,933	13,956
Total allowance for loan losses	$178,410	$192,217

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2011	2010	2010	2010	2010

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$56,971	$19,434	$24,698	$49,142	$55,716
States and political subdivisions	365,481	364,932	379,675	377,105	375,523
Mortgage-backed securities	1,279,968	1,197,066	898,837	1,326,432	1,708,512
Corporate bonds	6,019	6,140	6,140	6,356	6,356
Equity securities	10,215	10,171	10,315	10,172	4,384
Total fair value	$1,718,654	$1,597,743	$1,319,665	$1,769,207	$2,150,491

Amortized cost
Government sponsored agencies and enterprises	$56,452	$18,766	$23,826	$48,138	$54,672
States and political subdivisions	350,851	351,274	355,121	359,556	362,453
Mortgage-backed securities	1,258,171	1,175,021	887,422	1,301,301	1,696,669
Corporate bonds	6,019	6,140	6,140	6,356	6,356
Equity securities	10,169	10,093	10,016	9,949	4,318
Total amortized cost	$1,681,662	$1,561,294	$1,282,525	$1,725,300	$2,124,468

Unrealized gain
Government sponsored agencies and enterprises	$519	$668	$872	$1,004	$1,044
States and political subdivisions	14,630	13,658	24,554	17,549	13,070
Mortgage-backed securities	21,797	22,045	11,415	25,131	11,843
Corporate bonds	-	-	-	-	-
Equity securities	46	78	299	223	66
Total unrealized gain	$36,992	$36,449	$37,140	$43,907	$26,023

Securities held to maturity, at cost:
Mortgage-backed securities	$102,206	$-	$-	$-	$-

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2011		2010		2010		2010		2010
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$1,666,868	21%	$1,691,599	21%	$1,704,142	20%	$1,604,482	19%	$1,424,746	18%
Money market and NOW accounts	2,712,314	34%	2,776,181	34%	2,819,731	34%	2,773,306	33%	2,716,339	34%
Savings accounts	718,896	10%	697,851	8%	633,975	7%	618,199	7%	589,485	7%
Total low cost deposits	5,098,078	65%	5,165,631	63%	5,157,848	61%	4,995,987	59%	4,730,570	59%

Certificates of deposit:
Certificates of deposit	2,273,447	28%	2,447,005	30%	2,649,759	31%	2,824,075	34%	2,737,779	34%
Public funds - certificates of deposit	53,144	1%	72,112	1%	90,754	1%	76,863	1%	94,084	1%
Brokered deposit accounts	467,337	6%	468,210	6%	498,264	6%	500,342	6%	492,746	6%
Total certificates of deposit	2,793,928	35%	2,987,327	37%	3,238,777	39%	3,401,280	41%	3,324,609	41%

Total deposits	$7,892,006	100%	$8,152,958	100%	$8,396,625	100%	$8,397,267	100%	$8,055,179	100%

Our deposit mix improved in the quarter, with approximately 65% of deposits in low cost sources at March 31, 2011, compared to 63% at December 31, 2010 and 59% at March 31, 2010.  Our ratio of certificates of deposit to total deposits was 35% at March 31, 2011 compared to 37% at December 31, 2010 and 41% at March 31, 2010.  Our ratio of noninterest bearing deposits to total deposits was 21% at March 31, 2011, consistent with December 31, 2010 and up from 18% at March 31, 2010.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
ASSETS
Cash and due from banks	$123,794	$106,726	$131,381	$115,450	$113,664
Interest earning deposits with banks	504,765	737,433	857,997	262,828	430,366
Total cash and cash equivalents	628,559	844,159	989,378	378,278	544,030
Investment securities:
Securities available for sale, at fair value	1,718,654	1,597,743	1,319,665	1,769,207	2,150,491
Securities held to maturity, at cost	102,206	-	-	-	-
Non-marketable securities - FHLB and FRB Stock	80,186	80,186	78,807	78,807	70,361
Total investment securities	1,901,046	1,677,929	1,398,472	1,848,014	2,220,852
Loans held for sale	11,533	-	-	-	-
Loans:
Total loans excluding covered loans	5,590,362	5,805,481	5,989,948	6,149,786	6,259,805
Covered loans	777,634	812,330	859,038	879,909	155,051
Total loans	6,367,996	6,617,811	6,848,986	7,029,695	6,414,856
Less allowance for loan loss	178,410	192,217	193,926	195,612	177,787
Net loans	6,189,586	6,425,594	6,655,060	6,834,083	6,237,069
Lease investments, net	129,182	126,906	131,324	143,143	138,929
Premises and equipment, net	209,257	210,886	185,064	180,714	181,394
Cash surrender value of life insurance	126,014	125,046	124,116	123,324	122,618
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	33,734	35,159	36,791	35,199	36,198
Other real estate owned	80,107	71,476	59,114	43,988	41,589
Other real estate owned related to FDIC transactions	61,461	44,745	63,495	75,205	24,927
FDIC indemnification asset	148,314	215,460	380,342	377,060	40,818
Other assets	165,481	155,935	212,755	231,888	209,747
Total assets	$10,071,343	$10,320,364	$10,622,980	$10,657,965	$10,185,240
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$1,666,868	$1,691,599	$1,704,142	$1,604,482	$1,424,746
Interest bearing	6,225,138	6,461,359	6,692,483	6,792,785	6,630,433
Total deposits	7,892,006	8,152,958	8,396,625	8,397,267	8,055,179
Short-term borrowings	295,180	268,844	282,364	302,087	263,663
Long-term borrowings	275,327	285,073	294,529	306,569	320,090
Junior subordinated notes issued to capital trusts	158,563	158,571	158,579	158,605	158,641
Accrued expenses and other liabilities	100,031	110,132	154,969	148,524	95,189
Total liabilities	8,721,107	8,975,578	9,287,066	9,313,052	8,892,762
Stockholders' Equity
Preferred stock	194,255	194,104	193,956	193,809	193,665
Common stock	546	546	540	538	527
Additional paid-in capital	726,604	725,400	716,294	714,882	689,353
Retained earnings	406,594	402,810	402,754	408,991	392,931
Accumulated other comprehensive income	22,566	22,233	22,655	26,783	15,874
Treasury stock	(2,845)	(2,828)	(2,806)	(2,632)	(2,423)
Controlling interest stockholders' equity	1,347,720	1,342,265	1,333,393	1,342,371	1,289,927
Noncontrolling interest	2,516	2,521	2,521	2,542	2,551
Total stockholders' equity	1,350,236	1,344,786	1,335,914	1,344,913	1,292,478
Total liabilities and stockholders' equity	$10,071,343	$10,320,364	$10,622,980	$10,657,965	$10,185,240

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Interest income:
Loans	$ 87,167	$ 92,701	$ 94,697	$ 94,699	$ 82,387
Investment securities available for sale:
Taxable	7,752	7,001	11,420	12,154	19,966
Nontaxable	3,345	3,367	3,387	3,403	3,428
Federal funds sold	-	-	-	-	2
Other interest bearing accounts	470	504	248	185	91
Total interest income	98,734	103,573	109,752	110,441	105,874
Interest expense:
Deposits	13,359	15,598	18,597	20,283	21,372
Short-term borrowings	217	255	281	264	345
Long-term borrowings & junior subordinated notes	2,953	3,065	3,256	3,213	3,339
Total interest expense	16,529	18,918	22,134	23,760	25,056
Net interest income	82,205	84,655	87,618	86,681	80,818
Provision for loan losses	40,000	49,000	65,000	85,000	47,200
Net interest income after provision for loan losses	42,205	35,655	22,618	1,681	33,618
Other income:
Loan service fees	1,126	1,532	1,659	2,042	1,284
Deposit service fees	10,069	9,920	10,705	9,461	8,848
Lease financing, net	5,783	7,185	5,022	5,026	4,620
Brokerage fees	1,419	1,231	1,407	1,129	1,245
Trust & asset management fees	4,431	4,243	3,923	3,536	3,335
Net gain on sale of investment securities	(3)	(4)	9,482	2,304	6,866
Increase in cash surrender value of life insurance	968	930	1,209	706	671
Net gain (loss) on sale of other assets	357	419	299	(99)	11
Acquisition related gains	-	-	-	62,649	-
Accretion of FDIC indemnification asset	1,831	3,009	3,602	3,067	-
Other operating income	3,162	2,330	(1,510)	2,885	(423)
Total other income	29,143	30,795	35,798	92,706	26,457
Other expense:
Salaries & employee benefits	37,447	36,399	37,424	37,104	33,422
Occupancy & equipment expense	9,394	7,938	8,800	8,928	9,179
Computer services expense	2,618	2,445	2,654	3,322	2,528
Advertising & marketing expense	1,719	1,573	1,620	1,639	1,633
Professional & legal expense	1,225	1,718	1,637	1,370	1,078
Brokerage fee expense	328	448	596	420	462
Telecommunication expense	935	819	975	964	908
Other intangible amortization expense	1,425	1,632	1,567	1,505	1,510
FDIC insurance premiums	3,428	3,930	3,873	3,833	3,964
Branch impairment charges	1,000	-	-	-	-
Other real estate expense, net	398	858	734	417	685
Other operating expenses	6,947	6,855	6,598	6,530	6,282
Total other expense	66,864	64,615	66,478	66,032	61,651
Income (loss) before income taxes	4,484	1,835	(8,062)	28,355	(1,576)
Income (benefit) tax expense	(2,460)	(1,358)	(5,253)	9,158	(2,523)
Net income (loss)	6,944	3,193	(2,809)	19,197	947
Preferred stock dividends and discount accretion	2,601	2,598	2,597	2,594	2,593
Net income (loss) available to common stockholders	$ 4,343	$ 595	$ (5,406)	$ 16,603	$ (1,646)

Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Common share data:
Net income (loss) per basic common share	$0.13	$0.06	$(0.05)	$0.36	$0.02
Impact of preferred stock dividends on basic earnings (loss) per common share	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)
Basic earnings (loss) per common share	0.08	0.01	(0.10)	0.31	(0.03)

Net income (loss) per common share	0.13	0.06	(0.05)	0.36	0.02
Impact of preferred stock dividends on diluted earnings (loss) per common share	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)
Diluted earnings (loss) per common share	0.08	0.01	(0.10)	0.31	(0.03)

Weighted average common shares outstanding	53,961,176	53,572,157	53,327,219	52,702,779	51,264,727
Diluted weighted average common shares outstanding	54,254,876	53,790,047	53,327,219	53,034,426	51,264,727

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Performance Ratios:
Annualized return on average assets	0.28%	0.12%	(0.10)%	0.73%	0.04%
Annualized return on average common equity	1.53	0.21	(1.86)	5.79	(0.61)
Annualized cash return on average tangible common equity(1)	2.88	0.89	(2.34)	9.52	(0.40)
Net interest rate spread	3.68	3.63	3.71	3.69	3.42
Cost of funds(2)	0.77	0.83	0.96	1.04	1.13
Efficiency ratio(3)	57.71	53.72	55.32	56.39	58.00
Annualized net non-interest expense to average assets(4)	1.46	1.22	1.36	1.45	1.52
Core pre-tax pre-provision earnings to risk-weighted assets(5)	2.81	3.08	2.91	2.71	2.41
Net interest margin	3.76	3.72	3.81	3.79	3.55
Tax equivalent effect	0.12	0.11	0.11	0.12	0.12
Net interest margin - fully tax equivalent basis(6)	3.88	3.83	3.92	3.91	3.67
Asset Quality Ratios:
Non-performing loans(7) to total loans	5.01%	5.48%	5.73%	4.89%	5.04%
Non-performing assets(7) to total assets	3.96	4.21	4.26	3.64	3.58
Allowance for loan losses to non-performing loans(7)	55.94	53.03	49.40	56.89	55.01
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	70.46	67.66	64.78	69.55	65.31
Allowance for loan losses to total loans	2.80	2.90	2.83	2.78	2.77
Net loan charge-offs to average loans (annualized)	3.38	2.99	3.81	3.89	2.93
Capital Ratios:
Tangible equity to tangible assets(8)	9.74%	9.43%	9.06%	9.12%	9.02%
Tangible common equity to risk weighted assets(9)	11.36	10.94	10.46	10.31	9.73
Tangible common equity to tangible assets(10)	7.73	7.47	7.16	7.23	7.04
Book value per common share(11)	$21.24	$21.14	$21.14	$21.46	$20.85
Less: goodwill and other intangible assets, net of tax
benefit, per common share	7.52	7.53	7.64	0.76	7.79
Tangible book value per common share(12)	13.73	13.60	13.58	13.81	13.06

Total capital (to risk-weighted assets)	18.33%	17.75%	17.10%	16.77%	16.39%
Tier 1 capital (to risk-weighted assets)	16.31	15.75	15.12	14.81	14.42
Tier 1 capital (to average assets)	11.00	10.66	10.38	10.48	10.30
Tier 1 common capital (to risk-weighted assets)	11.01	10.61	10.14	9.96	9.51

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)	Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis and total other income less non-core items.
(4)	Equals total other expense excluding non-core items less total other income excluding non-core items divided by average assets.
(5)	Equal net income before taxes excluding loan loss provision expense, non-core other income items, and non-core other expense items divided by risk-weighted assets.
(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision earnings; core pre-tax, pre-provision earnings; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, and ratio of core pre-tax, pre-provision earnings to risk-weighted assets, with net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, acquisition related gains and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios; ratios of tangible equity to tangible assets, tangible common equity to risk weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures in its analysis of our performance.  Management believes that pre-tax, pre-provision earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, acquisition-related gains and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income component and excluding impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from other non-interest expense of the efficiency ratio, the ratio of annualized net non-interest expense to average assets and the ratio of core pre-tax, pre-provision earnings to risk-weighted assets, these ratios better reflect our core operating performance.  In addition, management believes that presenting the ratio of Tier 1 common equity to risk weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Stockholders' equity - as reported	$1,350,236	$1,344,786	$1,335,914	$1,344,913	$1,292,478
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	21,927	22,853	23,914	22,879	23,529
Tangible equity	$941,240	$934,864	$924,931	$934,965	$881,880

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Total assets - as reported	$10,071,343	$10,320,364	$10,622,980	$10,657,965	$10,185,240
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	21,927	22,853	23,914	22,879	23,529
Tangible assets	$9,662,347	$9,910,442	$10,211,997	$10,248,017	$9,774,642

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Common stockholders' equity - as reported	$1,155,981	$1,150,682	$1,141,958	$1,151,104	$1,098,813
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	21,927	22,853	23,914	22,879	23,529
Tangible common equity	$746,985	$740,760	$730,975	$741,156	$688,215

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Average common stockholders' equity - as reported	$1,152,119	$1,147,581	$1,152,058	$1,150,440	$1,089,859
Less: average goodwill	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets,
net of tax benefit	22,254	23,236	22,596	22,905	23,892
Average tangible common equity	$742,796	$737,276	$742,393	$740,466	$678,898

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Net income (loss) available to common
stockholders - as reported	$4,343	$595	$(5,406)	$16,603	$(1,646)
Add: other intangible amortization expense,
net of tax benefit	926	1,062	1,018	978	981
Net cash flow available to common stockholders	$5,269	$1,657	$(4,388)	$17,581	$(665)

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Non-interest expense	$66,864	$64,615	$66,478	$66,032	$61,651
Adjustment for impairment charges	1,000	-	-	-	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	187	597	(3)	(39)	7
Non-interest expense - as adjusted	$65,677	$64,018	$66,481	$66,071	$61,644

Net interest income	$82,205	$84,655	$87,618	$86,681	$80,818
Tax equivalent adjustment	2,625	2,609	2,614	2,642	2,593
Net interest income on a fully tax equivalent basis	84,830	87,264	90,232	89,323	83,411
Plus other income	29,143	30,795	35,798	92,706	26,457
Less net (losses) gains on other real estate owned	(372)	(2,124)	(3,913)	52	(3,299)
Less net (losses) gains on securities available for sale	(3)	(4)	9,482	2,304	6,866
Less net gains (losses) on sale of other assets	357	419	299	(99)	11
Less acquisition related gains	-	-	-	62,649	-
Less increase (decrease) in market value of assets held in
trust for deferred compensation	187	597	(3)	(39)	7
Net interest income plus non-interest income -
as adjusted	$113,804	$119,171	$120,165	$117,162	$106,283

Efficiency ratio	57.71%	53.72%	55.32%	56.39%	58.00%

Efficiency ratio (without adjustments)	60.05%	55.97%	53.86%	36.81%	57.47%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Non-interest expense	$66,864	$64,615	$66,478	$66,032	$61,651
Adjustment for impairment charges	1,000	-	-	-	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	187	597	(3)	(39)	7
Non-interest expense - as adjusted	65,677	64,018	66,481	66,071	61,644

Other income	29,143	30,795	35,798	92,706	26,457
Less net (losses) gains on other real estate owned	(372)	(2,124)	(3,913)	52	(3,299)
Less net (losses) gains on securities available for sale	(3)	(4)	9,482	2,304	6,866
Less net gains (loss) on sale of other assets	357	419	299	(99)	11
Less acquisition related gains	-	-	-	62,649	-
Less increase (decrease) in market value of assets
held in trust for deferred compensation	187	597	(3)	(39)	7
Other income - as adjusted	28,974	31,907	29,933	27,839	22,872

Net non-interest expense	$36,703	$32,111	$36,548	$38,232	$38,772

Average assets	$10,198,626	$10,452,626	$10,634,556	$10,584,722	$10,349,664

Annualized net non-interest expense to average assets	1.46%	1.22%	1.36%	1.45%	1.52%

Annualized net non-interest expense to average assets
(without adjustments)	1.50%	1.28%	1.14%	-1.01%	1.38%

Core Pre-Tax, Pre-Provision Earnings (Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Income (loss) before income taxes	$4,484	$1,835	$(8,062)	$28,355	$(1,576)
Provision for loan losses	40,000	49,000	65,000	85,000	47,200
Pre-tax, pre-provision earnings	44,484	50,835	56,938	113,355	45,624

Non-core other income
Net (losses) gains on other real estate owned	(372)	(2,124)	(3,913)	52	(3,299)
Net (losses) gains on securities available for sale	(3)	(4)	9,482	2,304	6,866
Net gain (loss) on sale of other assets	357	419	299	(99)	11
Acquisition related gains	-	-	-	62,649	-
Increase (decrease) in market value of assets held in
trust for deferred compensation	187	597	(3)	(39)	7
Total non-core other income	169	(1,112)	5,865	64,867	3,585

Non-core other expense
Impairment charges	1,000	-	-	-	-
Increase (decrease) in market value of assets held in
trust for deferred compensation	187	597	(3)	(39)	7
Total non-core other expense	1,187	597	(3)	(39)	7
Core pre-tax, pre-provision earnings	$45,502	$52,544	$51,070	$48,449	$42,046

Risk-weighted assets	$6,577,477	$6,772,761	$6,971,810	$7,172,094	$7,074,274

Annualized pre-tax, pre-provision earnings to risk-
weighted assets	2.81%	3.08%	2.91%	2.71%	2.41%
Annualized pre-tax, pre-provision earnings to risk-
weighted assets (without adjustments)	2.74%	2.98%	3.24%	6.34%	2.62%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended March 31,						Three Months Ended December 31,
	2011			2010			2010
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,164,698	$14,331	4.99%	$1,365,969	$16,950	5.03%	$1,243,057	$15,053	4.80%
Commercial loans collateralized by assignment
of lease payments	1,003,872	14,090	5.61	936,150	14,232	6.08	1,018,026	14,662	5.76
Real estate commercial	2,139,597	28,235	5.28	2,439,104	32,563	5.34	2,235,328	29,853	5.23
Real estate construction	407,148	3,519	3.46	596,076	4,798	3.22	438,622	3,741	3.34
Total commercial related credits	4,715,315	60,175	5.10	5,337,299	68,543	5.14	4,935,033	63,309	5.02
Other loans
Real estate residential	332,856	4,467	5.37	296,037	3,886	5.25	326,785	4,523	5.54
Home equity	376,361	4,003	4.31	403,673	4,332	4.35	385,119	4,234	4.36
Indirect	174,362	2,940	6.84	178,981	3,052	6.92	178,940	3,583	7.94
Consumer loans	57,468	600	4.23	59,046	550	3.78	57,709	633	4.35
Total other loans	941,047	12,010	5.18	937,737	11,820	5.11	948,553	12,973	5.43
Total loans, excluding covered loans	5,656,362	72,185	5.18	6,275,036	80,363	5.19	5,883,586	76,282	5.14
Covered loans	804,275	15,805	7.97	166,589	2,771	6.75	840,254	17,213	8.13
Total loans	6,460,637	87,990	5.52	6,441,625	83,134	5.23	6,723,840	93,495	5.52

Taxable investment securities	1,313,061	7,752	2.36	2,300,072	19,966	3.47	1,172,751	7,002	2.39
Investment securities exempt from federal income taxes (3)	348,831	5,146	5.90	360,658	5,274	5.85	351,955	5,181	5.76
Federal funds sold	-	-	0.00	1,428	2	0.56	-	-	0.00
Other interest bearing deposits	747,013	471	0.26	124,301	91	0.30	784,803	504	0.25
Total interest earning assets	$8,869,542	$101,359	4.63	$9,228,084	$108,467	4.77	$9,033,349	$106,182	4.66
Non-interest earning assets	1,329,084			1,121,580			1,419,277
Total assets	$10,198,626			$10,349,664			$10,452,626

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,726,599	$2,486	0.37%	$2,708,718	$3,629	0.54%	$2,823,619	$3,410	0.48%
Savings accounts	710,455	420	0.24	585,628	450	0.31	657,816	505	0.30
Certificate of deposit	2,362,918	6,418	1.10	2,881,819	12,441	1.75	2,529,865	7,481	1.17
Customer repurchase agreements	262,578	187	0.29	231,900	245	0.43	277,782	218	0.31
Total core funding	6,062,550	9,511	0.64	6,408,065	16,765	1.06	6,289,082	11,614	0.73
Whole sale funding:
Public funds	66,362	102	0.62	102,249	187	0.74	81,500	128	0.62
Brokered accounts (includes fee expense)	467,417	3,933	3.41	495,726	4,665	3.82	473,090	4,074	3.42
Other short-term borrowings	3,266	30	2.70	21,538	100	1.88	4,106	38	3.67
Long-term borrowings	436,975	2,953	2.70	483,937	3,339	2.76	448,106	3,064	2.68
Total wholesale funding	974,020	7,018	2.92	1,103,450	8,291	3.05	1,006,802	7,304	2.88
Total interest bearing liabilities	$7,036,570	$16,529	0.95	$7,511,515	$25,056	1.35	$7,295,884	$18,918	1.03
Non-interest bearing deposits	1,672,003			1,454,263			1,694,179
Other non-interest bearing liabilities	143,775			100,454			120,974
Stockholders' equity	1,346,278			1,283,432			1,341,589
Total liabilities and stockholders' equity	$10,198,626			$10,349,664			$10,452,626
Net interest income/interest rate spread (4)		$84,830	3.68%		$83,411	3.42%		$87,264	3.63%
Taxable equivalent adjustment		2,625			2,593			2,609
Net interest income, as reported		$82,205			$80,818			$84,655
Net interest margin (5)			3.76%			3.55%			3.72%
Tax equivalent effect			0.12%			0.12%			0.11%
Net interest margin on a fully equivalent basis (5)			3.88%			3.67%			3.83%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.3 million, $1.0 million, and $1.0 million for the three months ended March 31, 2011, December 31, 2010, and March 31, 2010, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.